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                     CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this registration statement on Form SB-2 of our report dated June 25, 1997, on our audits of the consolidated financial statements of ProServ, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                      /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Washington, D.C.
July 21, 1997